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                                                                   EXHIBIT 99.26

                             JOINT FILING AGREEMENT

    The undersigned hereby agree to the joint filing of the Schedule 13D to which this Agreement is attached.

Dated: May 14, 1998


                                 ANTIOPE PARTNERS L.L.C.



                                 By: /s/ Richard C.E. Morgan
                                     -------------------------------------------
                                         Richard C.E. Morgan, a Managing Member


                                  AMPHION VENTURES L.P.

                                  By: Amphion Partners L.L.C., General Partner


                                  By: /s/ Richard C.E. Morgan
                                     -------------------------------------------
                                          Richard C.E. Morgan, a Managing Member


                                  AMPHION PARTNERS L.L.C.



                                  By: /s/ Richard C.E. Morgan
                                     -------------------------------------------
                                          Richard C.E. Morgan, a Managing Member